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                                                                     EXHIBIT 4.6

                                TRUST AGREEMENT
                                      OF
                              CNG CAPITAL TRUST I

     THIS TRUST AGREEMENT is made as of December 21, 2000 (this "Trust Agreement"), by and between Consolidated Natural Gas Company, a Delaware corporation, as sponsor (the "Sponsor"), Bank One Delaware, Inc., a Delaware corporation (the "Delaware Trustee") and G Scott Hetzer (the "Administrative Trustee" and together with the Delaware Trustee and any additional trustees appointed under Section 10, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as "CNG CAPITAL TRUST I" (the "Trust") in which name the Trustee or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of ten dollars ($10.00). Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

     3. The Sponsor and the Trustees will enter into an amended and restated Trust Agreement or Declaration satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and the Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement or Declaration, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

     4. The Sponsor, as the sponsor of the Trust, is hereby authorized, in its discretion, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and to execute, in each case on behalf of the Trust, (a) a Registration Statement (the "1933 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Preferred Securities of the Trust and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended;
(ii) if and at such time as determined by the Sponsor, to file with the New York Stock

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Exchange or any other exchange or the National Association of Securities Dealers
(each, an "Exchange"), and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities of the Trust to be listed on any of the Exchanges; (iii) to negotiate, execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the Preferred Securities of the Trust; and (iv) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the Preferred Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable.

     In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, any Exchange or state securities or "Blue Sky" laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacities as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacities as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, an Exchange or state securities or "Blue Sky" laws.

     5. (a) The Trustees (the "Fiduciary Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Sponsor, the Trustees or any holder of the Trust securities (the Trust, the Sponsor and any holder of the Trust securities being a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Agreement or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

          (b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust securities might properly be paid.

     6.   The Sponsor agrees to the fullest extent permitted by applicable law,


          (a) to indemnify and hold harmless each Fiduciary Indemnified Persons, or any of its officers, directors, shareholders, employees, representatives or agents, from and against any

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loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of negligence or willful misconduct with respect to such acts or omissions; and

          (b) to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

     7. The provisions of Section 6 shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Persons.

     8. The Trust may terminate without issuing any Trust securities at the election of the Sponsor.

     9.   This Trust Agreement may be executed in one or more counterparts.

     10. The number of trustees of the Trust initially shall be two and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

     11. The Delaware Trustee shall not have any of the powers or duties of the Trustees set forth herein, except as required under the Business Trust Act. The Delaware Trustee shall be a Trustee hereunder for the sole and limited purpose of fulfilling the requirements of (S) 3807(a) of the Business Trust Act.

     12. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.


                         CONSOLIDATED NATURAL GAS COMPANY.,
                          as Sponsor


                         By:  /s/ G. Scott Hetzer
                              --------------------------------------------
                              Name: G. Scott Hetzer
                              Title: Senior Vice President and Treasurer

                         BANK ONE DELAWARE, INC.
                         not in its individual capacity but
                         solely as trustee of the Trust


                         By:  /s/ Sandra L. Caruba
                              --------------------------------------------
                              Name: Sandra L. Caruba
                              Title: Vice President


                         ADMINISTRATIVE TRUSTEE
                         not in its individual capacity but
                         solely as trustee of the Trust


                         By:  /s/ G. Scott Hetzer
                              --------------------------------------------
                              Name:  G. Scott Hetzer
                              Title: Administrative Trustee

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